UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Sec.240.14a-12

Arcosa, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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ARCOSA, INC.

500 N. Akard, Suite 400
Dallas, Texas 75201

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 5, 2020

The following Notice of Change of Location relates to the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of Arcosa, Inc. (the “Company”) dated March 24, 2020 and made available to the Company’s shareholders in connection with the Company’s Annual Meeting of Shareholders to be held on May 5, 2020. This supplement to the Proxy Statement is being filed with the Securities and Exchange Commission and made available to the Company’s shareholders on or about April 17, 2020. The Company’s Proxy Statement and 2019 Annual Report are available at www.proxyvote.com.

Except as amended or supplemented by the information contained in this supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION OF
ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 5, 2020 at 8:30 a.m. Central Time
Online Meeting Only by Remote Communication - No Physical Meeting Location

To Arcosa, Inc. Shareholders:

In light of the coronavirus outbreak (“COVID-19”), public health concerns, Texas Governor Greg Abbott’s declaration of a state of disaster on March 13, 2020, and government-recommended and required limits on public gatherings, and to assist in protecting the health and well-being of the Company’s shareholders and employees, NOTICE IS HEREBY GIVEN that the location of our 2020 Annual Meeting of Shareholders (the “Annual Meeting”) has been changed and will be conducted exclusively in a virtual meeting format, via remote communication. You will not be able to attend the Annual Meeting in person.

The meeting will still be held at 8:30 a.m. Central Time on May 5, 2020. As described in the proxy materials for the Annual Meeting previously distributed, shareholders of record as of the close of business on March 9, 2020 will be able to vote and ask questions during the meeting by remote participation.

To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/ACA2020 and enter the control number included on your Important Notice Regarding the Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may log into the meeting platform beginning at 8:20 a.m. Central Time on May 5, 2020.

You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. In addition, you will have an opportunity to ask questions during the Annual Meeting following the instructions on the meeting website that day. Those without a control number may attend as guests of the meeting, but they will not have the option to vote or ask questions during the virtual event.

A support line will be available on the meeting website for any questions on how to participate in the Annual Meeting.

Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

YUKI P. WHITMIRE
Associate General Counsel and Corporate Secretary